Exhibit 10.5
CONTRACTOR AGREEMENT
    This Contractor Agreement ("Agreement") is entered into this First day of March, 2015, by and between WPZ GP LLC f/k/a Access Midstream Partners GP L.L.C. (“WPZ” and together with its affiliates, the “Company”), and J. Michael Stice (“Contractor”);
1.Contractor Services.
(a)     Contractor shall provide services to the Company as shall be reasonably requested from time to time by the Company (the “Services”).
(b)    Contractor is an independent contractor of the Company and shall not, by virtue of this Agreement or the Services provided, be considered to be an officer or employee of Company. Contractor shall not have and shall not hold himself out as having the power or authority to contract in the name of or bind Company. Contractor shall not make any agreements or representations on behalf of the Company without the Company’s prior written consent.
(c)    Contractor will not be eligible under this Agreement to participate in any benefit plans offered by the Company, including, but not limited to the following: paid time off, qualified retirement plans, group health, dental and vision plans, equity plans, or any other fringe benefit plans. Notwithstanding the foregoing, Contractor remains eligible for any benefits to which he would otherwise be entitled based upon his prior service as an employee of the Company under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, qualified retirement plans, equity plans, and its retiree medical plan, as applicable. Contractor shall at all times be treated as an independent contractor and shall be responsible for, and indemnify the Company against, the payment of all taxes and contributions, including penalties and interest, with respect to all amounts paid to him hereunder.
(d)    Contractor’s Services, including his services as a director of WPZ, are not anticipated to exceed 20% of the average level of services rendered by Contractor to the Company during the 36-month period immediately preceding Contractor’s separation date with the Company.
2.    Termination. The Company or Contractor may terminate this Agreement at any time by giving thirty (30) days’ notice to the other party in accordance with Paragraph 13. The terms and conditions of this Paragraph 2 and Subparagraph 1(b), Paragraphs 4-10, and Paragraphs 12-13 shall survive the expiration or termination of this Agreement.

3.    Company Payments.
WPZ shall pay Contractor $250 per hour for Services rendered pursuant to this Agreement (“Company Payments”), provided that if the Agreement is terminated by Company or Contractor in accordance with Paragraph 2, Contractor will not be entitled to any Company Payments for Services rendered after the termination of the Agreement. In addition, WPZ will reimburse Contractor for reasonable and necessary travel expenses that are approved in advance by Company, including costs for transportation, meals, and lodging that Contractor may incur in connection with his performance of Services under this Agreement. Contractor shall maintain such records as reasonably necessary to properly and adequately document the accuracy and nature of all time spent performing the Services and associated expenses. Contractor must submit invoices to WPZ on a monthly basis within thirty (30) days of the end of the calendar month and, in no event, may Contractor include on an invoice any fees for Services Contractor performed or associated expenses that are more than sixty (60) days old. Invoices that include time or expenses that are greater than sixty (60) days old will not be paid. Each invoice must list the number of hours billed in fifteen (15) minute increments.
The Company Payments shall be full compensation for Contractor’s performing the Services and in exchange for Contractor’s covenants and promises contained in this Agreement. Each of the Company Payments described above shall be considered a separate payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder. If a Company Payment could be made in either of two calendar years, it will be made in the latter year.
4.    Confidentiality.
(a)    Contractor shall keep confidential the existence of this Agreement, its terms, contents, conditions, and negotiations. Contractor will make no statements or representations relating to the Agreement, except to his attorney or tax advisor, his spouse, or as may otherwise be allowed or required by law.
(b)    Contractor shall not make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or (ii) other technical, business, proprietary or financial information of the Company not available to the public generally or to the competitors of the Company ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of Contractor, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Contractor gives prompt notice of such requirement to WPZ to enable the Company to seek an appropriate protective order, or (c) is necessary to properly perform Contractor's duties under this Agreement. Contractor shall notify the Company immediately in the event Contractor becomes aware of any loss or disclosure of any Confidential Information.

(c)    Promptly following the earlier of the expiration of the Contract Period or the termination of this Agreement by Company or Contractor, Contractor shall surrender to WPZ all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which he may then possess or have under his control (together with all copies) and shall permanently erase all of the Confidential Information from Contractor’s computer systems Contractor will certify in writing to the Company that Contractor has complied with the requirements of this Subparagraph 4(c).
(d)    Contractor acknowledges that this Paragraph 4 is a separate agreement, and the Company is granted the right of specific performance to enforce the provisions of this Paragraph 4. Contractor also acknowledges that this Paragraph 4 is a material term of this Agreement and that its breach could result in damage to the Company that may be difficult to ascertain and that upon any such breach or in reasonable anticipation of any such breach, the Company will be entitled to an order of any court of competent jurisdiction to enjoin such breach.
5.    Binding Effect. By signing this Agreement, the parties agree and acknowledge that they have carefully read and fully understand the contents of this Agreement, and that this Agreement has been freely signed by the party executing this Agreement.
6.    Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the facts and matters stated in the Agreement and supersedes any and all prior understandings, agreements or representations or understandings, whether written or oral, prior to the date of this Agreement. This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.
7.    Governing Law and Venue. This Agreement and the rights and obligations shall be construed in all respects in accordance with the internal laws of the State of Oklahoma without reference to the conflict of laws provisions. Any litigation concerning this Agreement or the facts or matters described shall be brought only in a court of competent jurisdiction in Tulsa County, Tulsa, Oklahoma, and the parties hereby waive personal jurisdiction and any objections to venue.
8.    Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by both Contractor and a duly authorized representative of WPZ.
9.    Headings. The headings of paragraphs or subparagraphs are included solely for convenience or reference and will not control the meaning or interpretation of any of the provisions of this Agreement.

10.    Severability. In the event the covenants or agreements are determined by any court of competent jurisdiction to be invalid or unenforceable by reason of their extending over too great a geographical area, by reason of their being too extensive in any other respect, or for any other reason, such covenants shall be interpreted to extend only over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court. If any such covenant or agreement is held to be invalid or unenforceable, the other covenants and agreements will remain in full force and effect.
11.    Notices. Any and all notices required to be sent pursuant to the terms of this Agreement will be sent by registered or certified mail or be personally delivered to the parties hereto at the following addresses or such other addresses as they may designate:
From Contractor to WPZ GP LLC:
WPZ GP LLC f/k/a Access Midstream Partners GP, L.L.C.
One Williams Center
Tulsa OK 74172
Attention: General Counsel

From WPZ GP LLC to Contractor:
J. Michael Stice
11608 Old Mill Road
Oklahoma City, OK 73131

12.     Execution of Counterparts. This Agreement may be executed by the Parties in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

WPZ GP LLC f/k/a Access Midstream Partners GP, L.L.C
By: /s/ Robert S. Purgason
Name: Robert S. Purgason
Title: Sr. Vice President - Access

J. Michael Stice

By: /s/ J.Mike Stice
Name: J.Mike Stice
Title: Director__________________________